Exhibit (h)(9)

Thrivent Asset Management LLC

625 Fourth Avenue South

Minneapolis, Minnesota 55415

February 18, 2009

Connie M. Levi, Chairperson

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis, Minnesota 55415

Dear Ms. Levi:

This letter is to confirm to you that Thrivent Asset Management, LLC (the “Adviser”) has contractually agreed to waive certain fees and/or reimburse certain expenses associated with the Funds as detailed below. Amounts waived by the Adviser during the contractual period cannot be recouped by the Adviser in subsequent periods.

1.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Aggressive Allocation Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 0.55% of the average daily net assets of the Class A shares.

2.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Moderately Aggressive Allocation Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 0.52% of the average daily net assets of the Class A shares.

3.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Moderate Allocation Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 0.51% of the average daily net assets of the Class A shares.

4.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Moderately Conservative Allocation Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 0.48% of the average daily net assets of the Class A shares.

5.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Partner Mid Cap Value Fund in order to limit the net annual fund operating expenses to an annual rate of 1.25% of the average daily net assets of the Class A shares.

6.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Real Estate Securities Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.25% of the average daily net assets of the Class A shares.

7.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Technology Fund in order to limit the net annual fund operating expenses to an annual rate of 1.47% of the average daily net assets of the Class A shares.

8.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Large Cap Growth Fund in order to limit the net annual fund operating expenses to an annual rate of 1.17% of the average daily net assets of the Class A shares.

9.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Thrivent Small Cap Index Fund in order to limit the net operating expenses to an annual rate of 0.95% of the average daily net assets of the Fund.

10.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Thrivent Mid Cap Index Fund in order to limit the net operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 0.60% of the average daily net assets of the Fund.

11.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Thrivent Large Cap Index Fund in order to limit the net operating expenses to an annual rate of 0.60% of the average daily net assets of the Fund.

12.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Partner Small Cap Value Fund equal in aggregate to 0.10% of the average daily net assets of the Class A shares.

13.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Money Market Fund equal in aggregate to 0.20% of the average daily net assets of the Class A shares.

14.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Core Bond Fund equal in aggregate to 0.10% of the average daily net assets of the Class A shares.

15.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Partner Worldwide Allocation Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.30% of the average daily net assets of the Class A shares.

16.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Partner Worldwide Allocation Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 0.95% of the average daily net assets of the Institutional Class shares.

17.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Equity Income Plus Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 1.15% of the average daily net assets of the Class A shares.

18.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Equity Income Plus Fund in order to limit the net annual fund operating expenses (excluding acquired fund (underlying fund) fees and expenses) to an annual rate of 0.80% the average daily net assets of the Institutional Class shares.

19.	The Adviser has agreed, through at least February 28, 2010, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Money Market Fund equal in aggregate to 0.10% of the average daily net assets of the Institutional Class shares.

Sincerely,

/s/ Randall L. Boushek
Randall L. Boushek Manager Thrivent Asset Management LLC